Exhibit 99.1

Alliqua Biomedical Declares Contingent Special Dividend of $1.05 per Share and Announces Record Date for the Contingent Special Dividend and the Spin-Off of Contract Manufacturing Business

LANGHORNE, Pa., April 11, 2019 (GLOBE NEWSWIRE) -- Alliqua BioMedical, Inc. (Nasdaq: ALQA) announced today that its Board of Directors has declared a special cash dividend of $1.05 for each share of common stock outstanding as of the close of business on April 22, 2019 (the “Record Date”), subject to the conditions described below (the “Special Dividend”). Alliqua also announced that its Board of Directors has set the Record Date as the record date for determining stockholders entitled to receive shares of AquaMed Technologies, Inc. (“AquaMed”), which is currently a wholly-owned subsidiary of Alliqua that develops, manufactures and markets high water content, electron beam cross-linked aqueous polymer sheet hydrogel products into a new, publicly traded company, in connection with Alliqua’s spin-off of AquaMed (the “Distribution”).

The payment of the Special Dividend is subject to the consummation of Alliqua’s previously announced merger transaction with Adynxx, Inc. (the “Adynxx Merger”), a privately held biopharmaceutical company (the “Special Dividend Condition”). In addition, the Distribution is subject to the satisfaction of all conditions to closing of the previously announced merger transaction (the “TOP Merger”) between AquaMed and TO Pharmaceuticals, LLC (“TOP”) and the substantially simultaneous consummation of the TOP Merger (the “Distribution Condition”).

It is currently expected that the payment date for the Special Dividend and the distribution date for the Distribution will be as soon as practicable after satisfaction of the Special Dividend Condition and the Distribution Condition, as applicable, and in each case, no later than June 21, 2019.

The payment of the Special Dividend and Distribution will be at the sole discretion of Alliqua’s Board of Directors, subject to the satisfaction of the conditions described above and based on the consideration of various factors, including Alliqua’s operating results, financial condition, and anticipated capital requirements.

About Alliqua BioMedical, Inc.

Alliqua, through its AquaMed subsidiary, can provide a custom manufacturing solution to partners in the medical device; cosmetics; and OTC industry, utilizing its proprietary hydrogel technology. Alliqua's electron beam production process, located at its 16,500 square foot GMP manufacturing facility in Langhorne, PA, allows Alliqua to custom manufacture a wide variety of hydrogels. Alliqua's hydrogels can be customized for various transdermal applications to address market opportunities in the treatment of wounds as well as the delivery of numerous drugs or other agents for pharmaceutical and cosmetic industries.

About Adynxx, Inc.

Adynxx is a clinical stage biopharmaceutical company focused on bringing to market novel, disease-modifying products for the treatment of pain and inflammation. Adynxx’s pipeline includes brivoligide, a Phase 2 drug candidate intended to address postoperative pain in a readily-identified group of patients with a greater risk of experiencing increased pain and elevated opioid use following surgery, and AYX2, a pre-clinical candidate intended to treat chronic syndromes of pain, including both inflammatory and neuropathic pain. Both programs were discovered by Adynxx and are part of the AYX transcription factor decoy technology platform, and brivoligide development is supported with a $5.7M grant award from the National Institute on Drug Abuse.

Forward Looking Statements

Statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Such statements include, but are not limited to, statements regarding the Special Dividend and Distribution, including their Record Date and payment date, statements regarding the structure, timing and completion of the proposed transactions with Adynxx, Inc. and TOP, and statements regarding the intention to separate Alliqua and AquaMed and expected benefits to be realized as a result of the separation. There is no assurance as to the timing of the separation of AquaMed and the substantially simultaneous consummation of the merger with TPO or whether such transactions will be completed at all. These statements represent Alliqua’s intentions, plans, expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Alliqua, Adynxx, Inc. and/or TOP may not actually achieve the proposed spin-off, Adynxx Merger and/or and TOP Merger, or any plans or product development goals, in a timely manner, if at all, or otherwise carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements, and you should not place undue reliance on these forward-looking statements. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Alliqua's current expectations and involve assumptions that may never materialize or may prove to be incorrect. Risks and uncertainties facing Alliqua are described more fully in Alliqua's periodic reports filed with the SEC available at www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Alliqua undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.